Exhibit 99.1

United States Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(906,167)
Unrealized Gain (Loss) on Market Value of Futures	(548,234)
Dividend Income	95
Interest Income	123
ETF Transaction Fees	350
Total Income (Loss)	$(1,453,833)

Expenses
General Partner Management Fees	$4,551
SEC & FINRA Registration Expense	620
Brokerage Commissions	530
NYMEX License Fee	114
Non-interested Directors' Fees and Expenses	83
Prepaid Insurance Expense	60
Other Expenses	7,377
Total Expenses	13,335
Expense Waiver	(6,239)
Net Expenses	$7,096
Net Income (Loss)	$(1,460,929)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$10,739,775
Redemptions (100,000 Units)	(3,213,709)
Net Income (Loss)	(1,460,929)

Net Asset Value End of Month	$6,065,137
Net Asset Value Per Unit (200,000 Units)	$30.33

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502